STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                            RELIASTAR FINANCIAL CORP.
                            (a Delaware corporation)



                                       AND



                           KINNARD INVESTMENTS, INC.,
                            (a Minnesota corporation)


                              THE SOLE SHAREHOLDER

                                       OF

                       PRIMEVEST FINANCIAL SERVICES, INC.
                            (a Minnesota corporation)




                         dated as of September 23, 1996

                                TABLE OF CONTENTS

1. PURCHASE AND SALE OF SHARES................................................1
2. PURCHASE PRICE.............................................................1
3. PAYMENT OF PURCHASE PRICE; ESCROW..........................................1
   (a) Payment at Closing.....................................................1
   (b) Escrow.................................................................1
4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES.2
   (a) Organization and Existence.............................................2
   (b) Qualification to do Business...........................................2
   (c) No Conflicts with Other Instruments....................................3
   (d) Notices, Consents and Approvals........................................3
   (e) Capitalization.........................................................3
   (f) Subsidiaries...........................................................4
   (g) Compliance with Laws; Permits and Licenses.............................4
   (h) Financial Statements...................................................5
   (i) Absence of Certain Changes or Events...................................5
   (j) Real and Personal Property.............................................6
   (k) Insurance..............................................................7
   (l) Tax Matters............................................................7
   (m) Claims and Proceedings.................................................9
   (n) Contracts, etc.........................................................9
   (o) License Agreements....................................................11
   (p) Transactions with Affiliates..........................................11
   (q) No Defaults...........................................................11
   (r) Employment Matters....................................................12
   (s) Employee Benefit Plans................................................12
   (t) Notes and Accounts Receivable.........................................15
   (u) Relationships with Customers..........................................15
   (v) Guaranties............................................................15
   (w) Intellectual Property.................................................15
   (x) Banking Matters, etc..................................................16
   (y) Environmental Matters.................................................16
   (z) Full Disclosure.......................................................16
5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER.........................16
   (a) The Shares............................................................16
   (b) Organization and Existence............................................16
   (c) Authorization; Execution and Delivery.................................16
   (d) No Conflicts with Other Instruments...................................17
   (e) Notices, Consents and Approvals.......................................17
   (f) Claims and Proceedings................................................17
6. REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................17
   (a) Organization and Existence............................................17
   (b) Authorization, Execution and Delivery.................................17
   (c) No Conflicts with Other Instruments...................................18
   (d) Notices, Consents and Approvals.......................................18
   (e) Claims and Proceedings................................................18
   (f) Investment Intent.....................................................18
7. COVENANTS CONCERNING THE COMPANY AND ITS SUBSIDIARIES.....................18
   (a) Normal Course of Business.............................................18
   (b) Actions Prior to Closing..............................................18
   (c) Access to Properties and Records......................................19
   (d) Employee Benefit Matters..............................................19
   (e) Employee Bonuses......................................................21
8. COVENANTS OF THE SHAREHOLDER..............................................22
   (a) Compliance with HSR Act; Approvals, Consents and Other Matters........22
   (b) Confidentiality.......................................................22
   (c) Transactions Relating to Company or Shares............................22
   (d) Release of Information................................................23
   (e) Executive Bonuses.....................................................23
   (f) Business Practices....................................................23
9. COVENANTS OF THE BUYER....................................................24
   (a) Confidentiality.......................................................24
   (b) Compliance with HSR Act; Approvals, Consents and Other Matters........24
   (c) Release of Information................................................25
   (d) Employee Benefit Matters..............................................25
10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDER...................25
   (a) Representations and Warranties of the Buyer Correct...................25
   (b) Compliance with Covenants and Conditions..............................26
   (c) Delivery of Certificate...............................................26
   (d) Opinion of Counsel....................................................26
   (e) Corporate Proceedings.................................................26
   (f) HSR Act; Approvals and Consents.......................................26
   (h) Company Non-Competition Agreement.....................................26
   (a) Representations and Warranties of the Shareholder Correct.............27
   (b) Compliance with Covenants and Conditions..............................27
   (c) No Material Adverse Change............................................27
   (d) Delivery of Certificates..............................................27
   (e) Opinion of Counsel for the Shareholder................................27
   (f) Audit Firm Report.....................................................27
   (g) Corporate Proceedings.................................................27
   (h) Resignations..........................................................27
   (i) Shareholder Non-Competition Agreement.................................28
   (j) Employment Arrangements...............................................28
   (k) HSR Act; Approvals and Consents.......................................28
   (l) Estoppel Certificates.................................................28
   (m) Claims and Proceedings................................................28
   (n) Margin Accounts.......................................................29
   (o) Prime Portfolio Agreements............................................29
12. CLOSING..................................................................29
13. TERMINATION OF AGREEMENT.................................................30
14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................30
15. INDEMNIFICATION..........................................................30
   (a) Tax Indemnification...................................................30
   (b) Other Indemnification by Shareholder..................................31
   (c) Other Indemnification by the Buyer....................................32
   (d) Losses Net of Insurance, etc..........................................32
   (e) Termination of Indemnification........................................32
   (f) Procedures Relating to Indemnification (Other than Under Section 15(a)32
   (g) Procedures Relating to Indemnification of Tax Claims..................33
16. TAX MATTERS..............................................................34
   (a) Tax Sharing Agreements................................................34
   (b) Returns for Periods Through the Closing Date..........................35
   (c) Audits and Notices of Deficiencies....................................35
   (d) Section 338(h)(10) Election...........................................35
   (e) Allocation of Purchase Price..........................................36
   (f) Distribution of Assets................................................36
   (g) Cooperation in Tax Matters............................................36
17. BROKERS..................................................................36
18. EXPENSES.................................................................37
19. SUCCESSORS AND ASSIGNS...................................................37
20. NOTICES..................................................................37
21. COMPLETE AGREEMENT.......................................................38
22. SUPPLEMENTS AND SCHEDULES................................................38
23. AMENDMENTS; WAIVERS......................................................38
24. GOVERNING LAW............................................................38
25. INVALID PROVISIONS.......................................................38
26. FURTHER ASSURANCES.......................................................39
27. CAPTIONS.................................................................39
28. COUNTERPARTS.............................................................39

                                    SCHEDULES

Organization and Existence.................................................4(a)
Qualification to do Business...............................................4(b)
No Conflict with Other Instruments.........................................4(c)
Notices, Consents and Approvals............................................4(d)
Subsidiaries...............................................................4(f)
Compliance with Laws; Permits and Licenses.................................4(g)
Absence of Certain Changes or Events.......................................4(i)
Real and Personal Property.................................................4(j)
Insurance..................................................................4(k)
Tax Matters................................................................4(l)
Claims and Proceedings.....................................................4(m)
Contracts..................................................................4(n)
License Agreements.........................................................4(o)
Transactions with Affiliates...............................................4(p)
Employee Benefit Plans.....................................................4(s)
Relationships with Customers...............................................4(u)
Intellectual Property......................................................4(w)
Banking Matters............................................................4(x)
Full Disclosure............................................................4(z)
Allocation of Purchase Price..............................................16(e)


                                    EXHIBITS

Escrow Agreement.............................................................A
Opinion of Counsel to the Buyer..............................................B
Opinion of Counsel to the Shareholder........................................C
Company Non-Competition Agreement............................................D
Shareholder Non-Competition Agreement........................................E

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT made and entered into as of the 23rd day of September, 1996, by and between RELIASTAR FINANCIAL CORP., a Delaware
corporation  (the  "Buyer"),   and  KINNARD   INVESTMENTS,   INC.,  a  Minnesota
corporation (the "Shareholder"), which owns all of the issued and outstanding capital stock of PRIMEVEST FINANCIAL SERVICES, INC., a Minnesota corporation (the "Company"). The Buyer and the Shareholder are referred to collectively herein as the "Parties."

     WHEREAS, the Shareholder owns beneficially and of record all of the outstanding shares of capital stock of the Company; and

     WHEREAS, subject to and on the terms and conditions contained herein, the Shareholder desires to sell to the Buyer and the Buyer desires to purchase from the Shareholder all of the outstanding shares of capital stock of the Company;

     NOW THEREFORE, in consideration of the premises, the mutual covenants and the agreements of the Parties contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties do hereby represent, warrant, covenant and agree as follows:

     1. Purchase and Sale of Shares. Subject to and on the terms and conditions contained herein, and in reliance on the representations and warranties contained herein, the Buyer hereby agrees to purchase from the Shareholder, and the Shareholder hereby agrees to sell to the Buyer, at the Time of Closing (as defined in Section 12 below), all of the outstanding shares of capital stock of the Company (the "Shares") at the purchase price specified in Section 2 hereof.

     2. Purchase Price. The purchase price to be paid by the Buyer for the Shares and the Shareholder Non-Competition Agreement (as defined in Section 11(i) below) shall be an aggregate of $15,500,000 (the "Purchase Price"). The Purchase Price shall be payable on the Closing Date (as defined in Section 12 below) in accordance with the provisions of Section 3 hereof.

     3. Payment of Purchase Price; Escrow.

          (a) Payment at Closing. At the Time of Closing, subject to the terms and conditions herein contained, the Buyer shall pay by wire transfer of immediately available funds $14,000,000.

          (b) Escrow. At the Closing (as defined in Section 12 below), an escrow (the "Escrow") shall be established with Resource Trust Company (the "Escrow Agent"), into which there shall be placed $1,500,000. The Escrow shall be established pursuant to an agreement among the parties hereto and the Escrow Agent in the form attached hereto as Exhibit A (the "Escrow Agreement"). The cash so delivered to the Escrow Agent, any additional cash placed with the Escrow Agent pursuant to the terms of the Escrow Agreement and any income earned with respect thereto, all as from time to time held by the Escrow Agent pursuant to the terms of the Escrow Agreement is herein referred to as the "Escrow Funds". The Escrow Funds shall be held by the Escrow Agent in escrow subject to the terms and conditions of the Escrow Agreement until February 27, 1998, at which time, in accordance with the terms of the Escrow Agreement, the Escrow Funds, if any, shall be paid to the Shareholder.

     4. Representations and Warranties Concerning the Company and Its Subsidiaries. The Shareholder represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule provided pursuant to the next paragraph hereof. The Shareholder also represents and warrants to the Buyer that the statements contained in this Section 4 will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date hereof throughout this Section
4).

     On the date hereof, the Shareholder has delivered to the Buyer a disclosure schedule (the "Disclosure Schedule") listing any exceptions to the representations and warranties in this Section 4 required for making the representations and warranties in this Section 4 accurate and complete as of this date, without regard to any documents or disclosures previously provided to the Buyer. The Disclosure Schedule describes any such required exceptions in reasonable detail and is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4, provided that any exceptions described in response to one paragraph shall be deemed to be exceptions to all applicable paragraphs.

          (a) Organization and Existence. Each of the Company and its Subsidiaries (as defined in this Section 4(a)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. True and correct copies of the articles of incorporation and bylaws of each of the Company and its Subsidiaries, as amended to date, and all minutes and actions of the shareholders and directors of each of the Company and its Subsidiaries have been delivered or made available to the Buyer, and all actions taken and required to be taken prior to the date hereof are properly reflected in such minutes and actions of said shareholders and directors. Set forth in Schedule 4(a) hereto are true and correct lists of the wholly-owned subsidiaries of the Company or those corporations controlled, directly or indirectly, by the Company (individually a "Subsidiary", collectively, "Subsidiaries"). Except for PrimeVest Insurance Agency of Texas, Inc., PrimeVest Insurance Agency of Oklahoma, Inc. and PrimeVest Insurance Agency of Ohio, Inc. (individually sometimes hereinafter referred to as a "Controlled
     Subsidiary" or collectively, the "Controlled Subsidiaries") the Company owns and holds 100% of the issued and outstanding capital stock of each such Subsidiary. With respect to the Controlled Subsidiaries, the Company, through valid and enforceable agreements, controls, directly or indirectly, 100% of the issued and outstanding capital stock of each such Controlled Subsidiary. Set forth in Schedule 4(a) hereto are true and correct lists of the directors and officers of each of the Company and its Subsidiaries.

          (b) Qualification to do Business. Except as set forth in Schedule 4(b) hereto, each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and failure to be so qualified or licensed would have a material adverse effect upon the business of the Company or such Subsidiary.

          (c) No  Conflicts  with  Other  Instruments.  Except  as set  forth in
     Schedule 4(c) hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company or any of its Subsidiaries is subject or any provision of the Articles of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of any Subsidiary, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the Company's or any Subsidiary's assets is subject (or result in the imposition of any lien or other encumbrance upon any of the Company's or any Subsidiary's assets).

          (d) Notices, Consents and Approvals. The Company and each Subsidiary does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental authority or other person or entity in order for the Parties hereto to consummate the transactions contemplated by this Agreement, except requirements arising under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") and the Chicago Stock Exchange, Inc. (the "CSE") and the Permits (as defined in Section 4(g) below). Set forth in Schedule 4(d) is a list of all Permits and agreements which require notice, consent or approval prior to the consummation of the transactions contemplated under this Agreement.

          (e) Capitalization. The entire authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $10.00 per share, of which 81,468 shares are issued and outstanding. All of the Shares have been duly and validly authorized and issued and are fully paid and nonassessable. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating the Company to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company. There is no outstanding agreement, restriction or encumbrance to which the Company is a party or by which it is bound (such as a right of first refusal, right of first offer, option, voting trust, proxy, power of attorney or the like) with respect to the acquisition, disposition or voting of the Shares.

          (f) Subsidiaries. Schedule 4(f) sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
     (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company holds or controls all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any third party. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries to any third party or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock to any third party. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. Other than those agreements set forth in
     Schedule 4(f) between the Company and its employees and agents with respect to the Controlled Subsidiaries, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Other than equity securities held from time to time by the Company in the ordinary course of its business, none of the Company and its Subsidiaries controls, directly or indirectly, or has any direct or indirect equity participation in any corporation, partnership, trust or other business association which is not a Subsidiary of the Company.

          (g) Compliance with Laws; Permits and Licenses. Except as set forth in
     Schedule 4(g) hereto, the Company and each Subsidiary is in compliance in all material respects with all Federal, state, local, territorial or foreign laws, ordinances and regulations, and all judgments, awards, orders, writs, injunctions and decrees, with which it is or was required to comply and has received no notice of any failure to comply which remains uncorrected. The Company is a registered broker-dealer in every state of the United States and in the District of Columbia, and except as set forth in Schedule 4(g) hereto, the Company and each Subsidiary has obtained and is now in possession of all governmental permits, licenses, approvals, authorizations, permissions and similar filings including, without limitation, all registrations, licenses and authorizations required by the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service, the Commodity Futures Trading Commission, the NASD, federal or state banking authorities, state insurance authorities (including those required of third party administrators), state securities authorities and the CSE, those relating to environmental laws, occupational safety and health and equal employment practices (collectively, the "Permits") that are required for the operation of the business of the Company and each of its Subsidiaries. Except as set forth in Schedule 4(g) hereto, no notice, citation, summons or order has been issued, no complaint has been filed and no penalty has been assessed which is outstanding or has not been resolved by the Company or any Subsidiary, and no investigation or review is pending or threatened, by any governmental, self-regulatory or other entity with respect to the Permits. The Permits are in full force and effect and provided the notice, consent or approval requirements set forth in Schedule 4(d) are satisfied, the Permits shall not be affected by the consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries have provided access to the Buyer to true, complete and correct copies of all correspondence between the Company, any Subsidiary and any regulatory authority during the one year preceding the date of this Agreement.

          (h)Financial Statements. The (i) balance sheets, statements of income and retained earnings and statements of cash flows for the twelve months ended December 31, 1994 and 1995 and the balance sheets and statements of income for the six months ended June 30, 1995 and 1996 for the Company and its Subsidiaries, and (ii) the FOCUS filings as of June 30, 1996, true, complete and correct copies of which have been furnished to the Buyer by the Shareholder, each present fairly the financial position of the Company and its Subsidiaries on the dates thereof and the results of operations of the Company and its Subsidiaries for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis. The Company has made available to the Buyer all the work papers requested by the Buyer which were used by the Company and its Subsidiaries or its independent certified public accountants to create such financial statements. Other than as and to the extent disclosed or reserved against in the balance sheet dated as of June 30, 1996 (the "Balance Sheet"), the Company and its Subsidiaries have no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, asserted, unasserted or otherwise, whether due or to become due, and whether known or unknown, including, without limitation, tax liabilities, and whether incurred in respect of or measured by income for any period up to and including the Closing Date or arising out of transactions entered into, or any state of facts existing, prior to or on the Closing Date) except (i) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet, (ii) liabilities and obligations set forth in, or arising under, leases, agreements, contracts or commitments set forth in any schedule hereto and (iii) liabilities and obligations which would otherwise be required to be disclosed pursuant to the representations and warranties set forth in this Section 4 but are not disclosed by reason of the express exceptions to disclosure included in this Section 4. The Balance Sheet includes appropriate reserves for all taxes and other liabilities accrued at the date of the Balance Sheet but not yet payable.

          (i)  Absence of Certain  Changes or  Events.  Except as  disclosed  in
     Schedule 4(i) hereto or agreed to by the Buyer prior to execution of this Agreement, since the date of the Balance Sheet, (i) neither the Company nor its Subsidiaries have incurred any obligations or liabilities other than in the ordinary course of business and have not incurred any indebtedness for money borrowed; made any loans to or guaranteed any indebtedness of others; prepaid any indebtedness; changed or modified any existing accounting method, principle or practice; mortgaged, pledged or subjected to a lien, charge or encumbrance any of its assets, tangible or intangible; sold, transferred or otherwise disposed of any of its tangible assets, except for sales of securities in the ordinary course of business; sold, assigned or transferred any patents, trademarks, trade names, service marks or other intangible assets; suffered any business interruption or disruption or labor disputes, whether or not covered by insurance; entered into or modified any agreement, contract or commitment outside the ordinary course of business or involving payments or obligations in excess of $10,000 for each such agreement, contract or commitment in any month or $100,000 for all such agreements in the aggregate, or waived any rights of substantial value; purchased any capital assets for use in the ordinary course of business of the Company or a Subsidiary in excess of $10,000 in the aggregate; leased any assets as lessee or lessor; terminated or modified any lease to which it is a party or by which it is bound, except for terminations of leases which expired in accordance with their terms; suffered any destruction of its properties, whether or not covered by insurance; suffered any material and adverse changes in its business, management, assets, operations, financial condition or prospects; or entered into any other transaction other than in the ordinary course of business; (ii) no dividends or other distributions have been declared, set aside, made or paid to the Shareholder; (iii) no shares of capital stock of the Company or any of its Subsidiaries have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company from the Shareholder; (iv) no stocks, bonds or other Shares of the Company or any of its Subsidiaries, or options or other rights of the type referred to in Sections 4(e) or 4(f) hereof, have been issued or authorized for issuance;
     (v) the Company and its Subsidiaries have not increased or decreased the compensation of any of their respective officers, directors or employees, except pursuant to existing compensation plans and practices, and no sums or other corporate assets have been paid to or withdrawn by the directors or officers of the Company or its Subsidiaries, except for ordinary compensation and fees, payments under established compensation or incentive plans, and ordinary expense reimbursement and similar payments; and (vi) neither the Company nor any of its Subsidiaries have entered into any commitment to do any of the foregoing.

          (j) Real and Personal Property. Neither the Company nor any of its Subsidiaries owns any real property. Set forth in Schedule 4(j) hereto is a complete and accurate list of each parcel of real property leased to the Company and its Subsidiaries other than real property leased from customers of the Company or any Subsidiary pursuant to any contract set forth in
     Schedule 4(n)(iv) hereto (the "Leased Parcels"). No person or entity has any rights in, or rights to acquire any interest in, the Company's or any Subsidiary's interest in any Leased Parcel. There is no pending or threatened condemnation or transfer in lieu thereof affecting any Leased Parcel, or any proposed or pending special assessments against any Leased Parcel which may give rise to special assessments against such Leased Parcel and which is not reflected on the Balance Sheet. All leases of real property held by the Company and each of its Subsidiaries will continue in full force and effect immediately after the consummation of the transactions contemplated by this Agreement, and there are no material disputes pending or threatened under any of such leases. All improvements on the Leased Parcels and all parts thereof, including, without limitation, all mechanical, electrical and plumbing systems, roofs and structures, are in good condition without any defects or deficiencies that would inhibit or interfere with the operation of the Company's or any Subsidiary's business. There are no defects or inadequacies in any Leased Parcel or any improvements thereof which would adversely affect the insurability of such improvements or the premiums for the insurance thereof. Each of the Leased Parcels is zoned to permit its current use, without special permit, condition or other conditional approvals or arrangements of any kind under applicable zoning laws, and there are no variances, special exceptions, conditions or agreements pertaining to any Leased Parcel imposed or granted by any state, county or municipal governmental authority, any neighborhood or civic group or any similar body. No written notice from any city, county or other governmental authority has been received by the Company or any Subsidiary requiring or calling attention to the need for any work, repair, construction, alteration or installation on, or in connection with, any Leased Parcel or any improvement thereon. Neither the Company nor any of its Subsidiaries has received any written notice or communication advising it of any general or special assessment relating to any Leased Parcel which is not fully paid. The Leased Parcels have connection to sanitary sewer, storm sewer, water, electricity, gas, telephone and all other necessary utilities for their current use and none of the Shareholder, the Company or any Subsidiary knows of any existing circumstances or conditions which could result in the termination of such access or connections for any significant period of time.

          The Company and its Subsidiaries have good and marketable title to all of the personal properties, tangible and intangible, owned by such entity, including without limitation (except for sales of securities in the ordinary course of business) the properties reflected on the Balance Sheet or in the books and records of the Company and its Subsidiaries as being owned by the Company or a Subsidiary, free and clear of any liens, mortgages, pledges, encumbrances, defects or other restrictions or rights of third parties, except such as are reflected on the Balance Sheet or set forth in Schedule 4(j) hereto. In the case of personal properties used by the Company or any of its Subsidiaries in connection with its trade or business, but not owned by it, the Company or a Subsidiary has a valid, binding and enforceable right to use such properties pursuant to a written lease, license or other agreement or understanding. All leases of personal property held by the Company or a Subsidiary will continue in full force and effect immediately after the consummation of the transactions contemplated by this Agreement and there are no material disputes pending or threatened under any of such leases. Except for ordinary wear and tear, all tangible personal property owned or leased by the Company and its Subsidiaries is in good operating condition. No representation or warranty is made herein with respect to trademarks, trade names, service marks, copyrights or other intellectual property which is the subject of the representation set forth in Section 4(w) hereof.

          (k) Insurance. All insurance policies in force relating to the Company or any of its Subsidiaries or their respective businesses or assets are listed in Schedule 4(k) hereto. True and correct copies of all such policies have been delivered to the Buyer.

          (l) Tax Matters.

               (i) Neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group (as such term is defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) filing a consolidated federal income tax return for any tax year open under the statute of limitations other than a group the common parent of which is the Shareholder.

               (ii) Each Affiliated Group has filed all income tax returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All income taxes owed by an Affiliated Group (whether or not shown on any tax return) have been paid for each taxable period during which the Company or any of its Subsidiaries was a member of the group.

               (iii) There is no dispute or claim concerning any income tax liability of any Affiliated Group for any taxable period during which any of the Company and its Subsidiaries was a member of the group either (A) claimed or raised by any authority in writing, or (B) as to which the Shareholder has knowledge. Except as disclosed on Schedule 4(l), no Affiliated Group has waived any statute of limitations in respect of any income taxes or agreed to any extension of time with respect to an income tax assessment or deficiency for any taxable period during which any of the Company and its Subsidiaries was a member of the group.

               (iv) None of the Company and its  Subsidiaries  has any liability for the taxes of any person other than the Company and its Subsidiaries (A) under Reg. ss. 1.1502-6 under the Code (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

               (v) The Company and each of its Subsidiaries has timely filed all Federal, state, county, local and foreign tax returns, information returns, and estimates required to be filed by it, including but not limited to those with respect to premiums, withholding, social security, unemployment, franchise, ad valorem, excise and sales taxes, and has paid all taxes shown on such returns and all assessments made against it to the extent such have become due.

               (vi) All returns and estimates filed by any Affiliated  Group for any taxable period during which any of the Company and its Subsidiaries was a member of such group, were complete and accurate in all material respects. Except as set forth in Schedule 4(l) hereto, no tax returns filed by any Affiliated Group, the Company or any of its Subsidiaries have been audited and no claims for additional taxes for any years have been made by any taxing authority and are pending. Neither the Shareholder, the Company nor any of its Subsidiaries has received a notice of deficiency or assessment of additional taxes which notice or assessment remains unresolved, and no taxing authority has asserted or, to the best knowledge of the Shareholder, proposed to assert any deficiency or assessment or has any reasonable basis for such an assertion or assessment. The Company and each of its Subsidiaries has not extended the time for assessment or payment of any tax.

               (vii) Proper and accurate amounts have been withheld by the Company and each of its Subsidiaries from its employees for tax purposes in compliance with all applicable laws.

               (viii) The Company and its Subsidiaries have complied with all applicable information reporting requirements of the Code, including preparation and distribution of Form 1099s to each customer.

               (ix) Except as set forth in Schedule 4(l) hereto, the Company and each of its Subsidiaries has collected and/or paid all sales and use tax due with respect to all periods ended before the date of this Agreement, and there exists no potential liability for unpaid sales or use tax assessments with respect to events or transactions occurring before such date which has not been reserved against on the books and records of the Company and its Subsidiaries.

               (x) The Shareholder has delivered to the Buyer true and correct copies of all requested Federal and state income tax returns with respect to the Company and each of its Subsidiaries, together with true and correct copies of all requested accountants' work papers relating to the preparation thereof.

          (m) Claims and  Proceedings.  Except as  disclosed  in  Schedule  4(m)
     hereto, (i) there is no legal action, arbitration, proceeding or investigation pending or threatened against or affecting the Company or any of its Subsidiaries (nor, to the best knowledge of the Shareholder, the Company or its Subsidiaries are there any reasonable grounds therefor), and neither the Company nor any of its Subsidiaries is subject to any outstanding order, judgment, writ, injunction or decree of any court, governmental or regulatory authority; (ii) there is no legal action, arbitration, administrative action, proceeding or investigation pending or threatened against or affecting the Shareholder (nor, to the best knowledge of the Shareholder, the Company or any Subsidiary, is there any reasonable grounds therefor), that could adversely affect the financial condition, results of operations, assets, business, management or prospects of the Company or any of its Subsidiaries, taken as a whole, or prevent the purchase and sale of the Shares; and (iii) neither the Company nor any of its Subsidiaries has experienced any worker's compensation claims since July 1, 1994.

          (n) Contracts, etc. Except as set forth in Schedule 4(n) hereto and further except for License Agreements (as defined in Section 4(o) hereof), neither the Company nor any of its Subsidiaries is a party to or bound by any:

               (i) contract with any labor union or any collective bargaining agreement;

               (ii) bonus, pension, profit sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, insurance or other plan providing similar employee benefits or compensation;

               (iii) employment (exclusive of employment at will without written agreement), agency, consulting or similar service contract;

               (iv) agreement (including brokerage, lease, correspondent, sales representative or distributorship agreement) for the payment of fees, commissions, rents or other compensation by the Company or any of its Subsidiaries;

               (v) lease, whether as lessor or lessee, with respect to any Leased Parcel or personal property;

               (vi) contract as licensor or licensee for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset, except for the License Agreements;

               (vii)  guaranty,  suretyship,   indemnification  or  contribution
          agreement;

               (viii) loan agreement, promissory note or other document evidencing any indebtedness of or to the Company or any of its Subsidiaries (other than trade accounts payable or receivable and other indebtedness incurred in the ordinary course and not for money borrowed);

               (ix) mortgage, security agreement, sale-leaseback agreement or other agreement which effectively creates (or could, in the future, create) a lien on any assets of the Company or any of its Subsidiaries;

               (x) contract for the purchase of capital assets or for remodeling or construction which involves payment of $10,000 or more per year;

               (xi) contract for advertising or promotional services to be rendered for the Company or any of its Subsidiaries;

               (xii) contract concerning confidentiality or restricting the Company or any of its Subsidiaries from engaging in business or from competing with any other parties or providing that the Company or any of its Subsidiaries shall be restricted in any way from selling, marketing or distributing any product or other merchandise;

               (xiii) contract with any officer or director of the Company or any of its Subsidiaries or the Shareholder or any entity owned, in whole or in part, directly or indirectly, by any such officer, director or the Shareholder;

               (xiv)  purchase or sale order for  merchandise  or supplies which
          (A) was not entered into in the ordinary course of business, involves payments of $10,000 or more and is not terminable by the Company or any of its Subsidiaries without cost or penalty upon 30 days' or less notice, or (B) is a standing or similar order with a remaining term of more than one year and is not terminable by the Company or any of its Subsidiaries without cost or penalty upon 30 days' or less notice;

               (xv) plan of reorganization;

               (xvi) contract involving the acquisition or disposition of $10,000 or more in assets, other than contracts involving such acquisitions or dispositions in the ordinary course of the Company's brokerage business;

               (xvii) agreement concerning a partnership, limited liability company or joint venture;

               (xviii) contract under which the consequences of a default or termination could have a material adverse effect on the financial condition, results of operations, assets, business or prospects of the Company or any of its Subsidiaries; or

               (xix) any other contract (excluding purchase and sale orders not required by the terms of the foregoing clauses (xiv) or (xvi) to be set forth in Schedule 4(n)) not otherwise disclosed in a schedule to this Agreement which involves payments of $10,000 or more a year and is not terminable by the Company or any of its Subsidiaries without cost or penalty upon 30 days' or less notice.

     All of the foregoing are hereinafter collectively called "Contracts." To the extent Contracts are evidenced by documents, true and correct copies thereof have been delivered or made available to the Buyer unless otherwise noted in Schedule 4(n). All Contracts are valid, subsisting and legally binding on the parties thereto.

          (o) License Agreements. As set forth in Schedule 4(o) hereto, the Shareholder has made available to the Buyer true and correct copies of all license agreements pursuant to which the Company or any of its Subsidiaries licenses intellectual property disclosed in Schedule 4(w) (collectively, the "License Agreements"). All such License Agreements are valid, subsisting and legally binding on the Parties thereto.

          (p) Transactions with Affiliates. Except as set forth in Schedule 4(p) hereto, none of the Shareholder, its subsidiaries or affiliates, any director or officer of the Shareholder, its subsidiaries, affiliates, the Company or any of its Subsidiaries, or any person who is a member of the immediate family of any such director or officer, (i) has any material direct or indirect interest, as director, officer, partner, shareholder or otherwise, in any entity that does business with the Company or any of its Subsidiaries, or in any property, asset or right which is used by the Company or any of its Subsidiaries in the conduct of its business, or (ii) has any contractual relationship with the Company or any of its Subsidiaries. Set forth in Schedule 4(p) hereto is a list of all agreements between the Shareholder, its subsidiaries or affiliates and the Company or any of its Subsidiaries, and a list of all public offerings in which the Company or any Subsidiary participated as a member of a selling group. Neither the Company nor any Subsidiary has been an "underwriter" (as such term is defined under the Securities Act).

          (q) No Defaults. Neither the Company nor any of its Subsidiaries is in default and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default by the Company or any of its Subsidiaries, under any lease, indenture, loan agreement, contract, instrument or other agreement to which it is a party or by which it or any of its assets is bound. To the best knowledge of the Shareholder, the Company and its Subsidiaries, all parties with whom the Company or any of its Subsidiaries has leases or other agreements or contracts are in compliance in all material respects therewith.

          (r) Employment Matters. Except as set forth in Schedule 4(n) hereto, neither the Company nor any of its Subsidiaries is, nor has the Company nor any of its Subsidiaries ever been a party to any collective bargaining agreement. Neither the Company nor any of its Subsidiaries is subject to any unfair labor practice charge, work stoppage, picketing union organizing campaign or other similar activity. The Company and each of its Subsidiaries is in compliance in all material respects with all requirements of applicable Federal, state and local laws and regulations governing employee relations, including but not limited to, anti-discrimination laws, wage/hour laws, labor relations laws and occupational safety and health laws. Set forth in Schedule 4(m) is a summary of all claims, notices or demands asserted by any person against the Company or any of its Subsidiaries with respect to the violation of any such laws. Neither the Company nor any of its Subsidiaries has engaged in any workforce reduction or other action which has resulted or could result in liability under the Workers Adjustment and Retraining Notification Act and has not issued any notice that any such action is to occur in the future. The Company and each of its Subsidiaries is in compliance with all applicable requirements of the Immigration Reform and Control Act and has in its file properly completed copies of Form I-9 for all employees to whom that requirement applies.

          (s) Employee Benefit Plans.

               (i) Schedule 4(s) lists each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or other plans, funds, programs, policies, contracts or arrangements, including without limitation any Employee Benefit Plan (as defined in this Section 4(s)), that the Company and each of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes or in which any current or former employee of the Company or any of its Subsidiaries has accrued any benefits which they remain entitled to receive.

                    (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA (as defined in this Section 4(s)), the Code, and other applicable laws.

                    (B) All required  reports and  descriptions  (including Form
               5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan (as defined in this Section 4(s)).

                    (C) All contributions  (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan (as defined in this Section 4(s)) and all contributions for any period ending on or before the time of closing which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company or any of its
               Subsidiaries. All premiums or other payments for all periods ending on or before the time of closing have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (D) Each such  Employee  Benefit  Plan which is an  Employee
               Pension Benefit Plan meets the requirements of a "qualified plan" under Section 401(a) of the Code and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                    (E) The  market  value of assets  under  each such  Employee
               Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan (as defined in this Section 4(s))) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC (as defined in this Section 4(s)) methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                    (F) The  Shareholder  has delivered to the Buyer correct and complete copies of all plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, if any, and all related trust agreements, insurance contracts and other funding agreements which implement each such plan.

               (ii) With respect to each Employee Benefit Plan that the Company, each Subsidiary, and the Controlled Group of Corporations (as defined in this Section 4(s)) which includes the Company or any of its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                    (A) No such  Employee  Benefit  Plan  which  is an  Employee
               Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event (as defined in this Section 4(s)) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of the Shareholder, the Company and its Subsidiaries, threatened.

                    (B) There have been no Prohibited  Transactions  (as defined in this Section 4(s)) with respect to any Employee Benefit Plan. No Fiduciary (as defined in this Section 4(s)) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any plan (other than routine claims for benefits) is pending or, to the knowledge of the Shareholder, the Company and its Subsidiaries, threatened.

                    (C) Neither the Company nor any of its Subsidiaries has incurred, and the Shareholder, the Company, and each Subsidiary has no reason to expect that the Company or any of its Subsidiaries will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) Neither the Company, any of its Subsidiaries or any other member of the Controlled Group of Corporations that includes the Company or any of its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

               (iv) Neither the Company nor any of its Subsidiaries maintains and has never maintained or contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code).

               (v) For purposes of this Agreement:

                    (A)  "Fiduciary"  has the  meaning  set forth in ERISA  Sec.
               3(21).

                    (B) "Controlled  Group of Corporations"  has the meaning set forth in Section 1563 of the Code.

                    (C) "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                    (D) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

                    (E) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

                    (F) "ERISA" means the Employee  Retirement  Income  Security
               Act of 1974, as amended.

                    (G) "Multiemployer  Plan" has the meaning set forth in ERISA
               Sec. 3(37).

                    (H) "PBGC" means the Pension Benefit Guaranty Corporation.

                    (I) "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                    (J) "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

               (t) Notes and Accounts Receivable. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly in the books and records of the Company, are valid receivables subject to no setoffs or counterclaims, are current and collectable and will be collected in accordance with their terms and their recorded amount subject to the reserve for bad debts.

               (u) Relationships with Customers. To the best knowledge of the Shareholder, the Company and its Subsidiaries, the relationship of the Company and each of its Subsidiaries with its current customers is satisfactory. Set forth in Schedule 4(u) is a list of any claims for indemnification against the Company or any of its Subsidiaries by its customers.

               (v) Guaranties. Neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person.

               (w) Intellectual Property. Set forth in Schedule 4(w) hereto is a list of all patents (including applications therefor), trademarks, trade names, service marks and copyrights owned or licensed by the Company or any of its Subsidiaries. Except as set forth in Schedule 4(w) hereto, the Company and each of its Subsidiaries (i) owns or has the right to use, as currently being used, free and clear of all liens, restrictions and claims, all patents, trademarks, trade names, service marks and copyrights used in the conduct of its business, (ii) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (iii) owns or has the right to use, as currently being used, all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold by it, free and clear of any rights, liens or claims of others, and (iv) is not using any proprietary confidential information or trade secrets of others so as to give rise to a claim by others. Neither the Company nor any of its Subsidiaries has received notice with respect to infringing upon or otherwise acting adversely to any right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

               (x) Banking Matters, etc. Set forth in Schedule 4(x) hereto is a true and correct copy of the name of each bank in which the Company or any of its Subsidiaries has an account or safe deposit box and the names of all persons authorized to draw thereon or having access thereto. Except as set forth in Schedule 4(x) hereto, no persons hold powers of attorney from the Company or any of its Subsidiaries.

               (y) Environmental Matters. To the best knowledge of the Shareholder, neither the Company nor any of its Subsidiaries are in violation of any applicable statute, law or regulation relating to the environment and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The operations of the Company and its Subsidiaries do not involve any asbestos, urea-formaldehyde foamed-in-place insulation, polyclorinated biphenyls ("PCBs") or any other hazardous substances or materials including, but not limited to, hazardous substances or materials under the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Minnesota Environmental Response and Liability Act, or any other federal, state or local statute, regulation, code or ordinance.

               (z) Full Disclosure. No representation or warranty contained in this Section 4 contains any untrue statement of a material fact, or omits any material fact necessary to make the representations and warranties contained herein not misleading.

     5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Buyer as follows:

               (a) The Shares. The Shareholder holds of record and owns beneficially all of the Shares, free and clear of any liens, charges, pledges, encumbrances, defects, restrictions or rights of third parties. As of the Closing Date (as a result of the sale and transfer of the Shares by the Shareholder to the Buyer pursuant to this Agreement), the Buyer will receive title to the Shares free and clear of any liens, charges, pledges, encumbrances, defects, restrictions or rights of third parties.

               (b) Organization and Existence. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.

               (c) Authorization; Execution and Delivery. The Shareholder has full power and authority to execute and deliver this Agreement and to perform the Shareholder's obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on behalf of the Shareholder, and, when executed and delivered by an authorized officer of the Shareholder will be a legal, valid and binding agreement upon the part of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

               (d) No Conflicts with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Shareholder is subject or any provision of the Articles of Incorporation or Bylaws of the Shareholder, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Shareholder is a party or by which the Shareholder is bound or to which any of the Shares are subject (or result in the imposition of any lien or other encumbrance upon any of the Shares).

               (e) Notices, Consents and Approvals. Except for requirements arising under the HSR Act, the Investment Company Act, the Investment Advisers Act, the rules and regulations of the SEC, the Internal Revenue Service, the Commodity Futures Trading Commission, the NASD and the CSE, and applicable federal and state banking, insurance and securities rules and regulations, no authorization, approval or consent of, or, filings with, any governmental authority or other person or entity is required in connection with the execution, delivery and performance by the Shareholder of this Agreement.

               (f) Claims and Proceedings. There is no legal action, arbitration, proceeding or investigation pending or threatened against or affecting the Shareholder (nor are there any reasonable grounds therefor), that could adversely affect or prevent the purchase and sale of the Shares.

     6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Shareholder as follows:

               (a) Organization and Existence. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Authorization, Execution and Delivery. The Buyer has full power and authority to execute and deliver this Agreement and to perform the Buyer's obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action on behalf of the Buyer, and, when executed and delivered by an authorized officer of the Buyer will be a valid and binding agreement upon the part of the Buyer, enforceable against the Buyer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

               (c) No Conflicts with Other Instruments. The execution,  delivery and performance of this Agreement will not (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of the Certificate of Incorporation or Bylaws of the Buyer, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which the Buyer is bound.

               (d) Notices, Consents and Approvals. Except for requirements arising under the HSR Act, the Investment Company Act, the Investment Advisers Act, the rules and regulations of the SEC, the Internal Revenue Service, the Commodity Futures Trading Commission, the NASD and the CSE, and applicable federal and state banking, insurance and securities rules and regulations, no authorization, approval or consent of, or, filings with, any governmental authority or other person or entity is required in connection with the execution, delivery and performance by the Buyer of this Agreement.

               (e) Claims and Proceedings. There is no legal action, arbitration, or governmental proceeding or investigation pending or threatened against or affecting the Buyer that could adversely affect or prevent the purchase and sale of the Shares.

               (f) Investment Intent. The Buyer is acquiring the Shares for its own account for investment and not with a view to any resale or distribution thereof such as would require registration under Section 5 of the Securities Act.

     7. Covenants Concerning the Company and its Subsidiaries. The Shareholder covenants and agrees with the Buyer as follows:

               (a) Normal Course of Business. From the date hereof until the Time of Closing, the Shareholder will cause the Company and each of its Subsidiaries to maintain its corporate existence in good standing; maintain the general character of its business and proper business and accounting records; maintain its tangible properties in good repair and condition, ordinary wear and tear excepted; maintain all presently existing insurance coverage under which it is a beneficiary; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; pay its trade payables in a manner consistent with past business practice; and in all other respects conduct its business in the usual and ordinary manner.

               (b) Actions Prior to Closing. From the date hereof until the Time of Closing, the Shareholder will not permit the Company or any of its Subsidiaries (without the prior consent of the Buyer) to amend or otherwise modify its Articles of Incorporation (other than an amendment to the Articles of Incorporation to change the par value of the common stock of the Company from $0.01 per share to $10.00 per share), Bylaws or any other contract set forth in Schedule 4(n) hereto other than in the ordinary course of business or as required by regulatory agencies to whose regulatory oversight the Company or any of its Subsidiaries are subject; make any changes affecting its banking or safe deposit arrangements; merge or consolidate with, or sell all or substantially all of its assets to, any other person or corporation; acquire any other business; take any of the actions described in Section 4(i) hereof; enter into any other transaction other than in the ordinary course of business; or enter into any commitment to do any of the foregoing. Notwithstanding anything to the contrary in this Section 7(b), on or prior to the Closing Date, the Shareholder shall (i) cause the Company to distribute 15,500 shares of common stock of Techne Corporation and 8,000 shares of common stock of Medtronic Inc. to the Shareholder, and (ii) cause the Company to repay, in full, all outstanding indebtedness including accrued interest of the Company or any Subsidiary to the Shareholder or any of its subsidiaries and affiliates, including without limitation, (A) the subordinated note due May 31, 1997 of the Company in the original principal amount of $300,000, (B) the promissory note due December 31, 1996 of the Company in the original principal amount of $700,000, and
          (C) the promissory note due December 31, 1996 of the Company in the original principal amount of $2,000,000.

               (c)  Access  to  Properties  and  Records.  From the date  hereof through the Closing Date, the Shareholder shall cause the Company and each of its Subsidiaries to permit the Buyer and its representatives reasonable access during regular business hours to the properties of the Company and each of its Subsidiaries and shall make its management and other employees and agents and authorized representatives (including counsel and independent public accountants), as well as those of the Company and its Subsidiaries, available to confer with the Buyer and its representatives regarding the Company or any of its Subsidiaries, and the Shareholder shall, and shall cause the Company and each of its Subsidiaries to, disclose and make available to the Buyer, and shall use its best efforts to cause the agents and authorized representatives of the Shareholder, the Company and each of its Subsidiaries to disclose and make available to the Buyer, all books, papers and records of the Shareholder, the Company or any Subsidiary relating to the assets, properties, operations, obligations and liabilities of the Company and each of its Subsidiaries, including but not limited to all books of account (including the general ledger), financial statements, tax records, tax returns, minute books of meetings of directors, committees and shareholders, organizational documents, bylaws, contracts and agreements, loan files, filings with any regulatory authority, accountants' work papers, litigation files, employment agreements or employee plans affecting employees and any other business activities or prospects of the Company and each of its Subsidiaries, as the Buyer may from time to time reasonably request; provided, however, that no such access or disclosure shall in any way affect, diminish or terminate any of the representations, warranties or covenants of the Shareholder herein expressed.

               (d) Employee Benefit Matters.

                    (i) Qualified Plans. The Shareholder shall retain all liabilities and obligations in respect to benefits accrued by Acquired Employees (as defined in Section 9(d)) prior to the Closing Date under (A) the John G. Kinnard and Company, Incorporated Profit Sharing and Savings Plan, (B) the John G. Kinnard and Company, Incorporated Pension Plan, and (C) the John
               G. Kinnard and Company, Incorporated Employee Stock Ownership Plan (collectively, the "Kinnard Qualified Plans"). The Acquired Employees ongoing accrual of benefits under the Kinnard Qualified Plans shall cease as of the Closing Date (i.e., the Acquired Employees' benefits under the Kinnard Qualified Plans shall be "frozen" as of the Closing Date), with the exception that, notwithstanding the purchase and sale of the Shares, Acquired Employees shall nevertheless be entitled to receive a pro rata share of any profit sharing, money purchase, or ESOP contributions made by the Shareholder to the Kinnard Qualified Plans attributable to the plan year in which the Closing occurs, to be calculated based upon the covered compensation paid for such Acquired Employees, during the portion of the plan year the Acquired Employees were in the Shareholder controlled group (i.e., through the Closing Date). The Kinnard Qualified Plans shall be amended to allow the Acquired Employees to receive such a pro rata share of employer contributions. The Shareholder shall timely take whatever corporate action is necessary to freeze benefit accruals under the Kinnard Qualified Plans and shall timely provide any notices required regarding the cessation of benefit accruals under the Kinnard Qualified Plans, and the Shareholder shall cause each Acquired Employee to become 100% vested in the Acquired Employee's accounts in the Kinnard Qualified Plans as of the Closing Date. As soon as practicable after the Closing Date, after the receipt of any pro rata share of employer contributions for the year, and after receipt of favorable determination letters from the Internal Revenue Service regarding the amended Kinnard Qualified Plans, the Shareholder shall take such action as may be necessary, if any, to allow the Kinnard Qualified Plans to make immediate distributions of each Acquired Employee's full account balances in the Kinnard Qualified Plans to said Acquired Employee. Each Acquired Employee shall be given the right to elect to receive his or her full account balances in the Kinnard Qualified Plans in cash, or to elect a tax-free rollover of the taxable portion of his or her account balances to the ReliaStar Success Sharing Plan (the "ReliaStar Plan") or to an individual retirement account (said tax-free rollover constituting a "Direct Rollover" within the meaning of Section 401(a)(31)) of the Code. The Shareholder and the Buyer shall work together in order to facilitate any such distribution or rollover, and to effect a Direct Rollover for those Acquired Employees who elect to rollover their account balances directly into the ReliaStar Plan; provided, however, that nothing contained herein shall obligate the ReliaStar Plan to accept a Direct Rollover in a form other than cash.

                    (ii) Other Employee Plans and Benefit Arrangements.

                         (A) The  Shareholder  shall retain all  obligations and
                    liabilities under its employee benefit arrangements in respect of any employee or prior employee of the Company or its Subsidiaries (including any beneficiary or dependent thereof) who is not an Acquired Employee. In addition, the Shareholder shall retain all obligations and liabilities for continuation coverage under its employee benefits arrangements arising under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any similar federal, state or local law or regulation with respect to any employee, former employee or dependent thereof (including any dependent of an Acquired Employee but not including any Acquired Employee) which relates to any "qualifying event" as defined in
                    Section 4980B of the Code (or any similar occurrence as defined under state or local law) that occurred on or prior to the Closing Date.

                         (B) With respect to Acquired Employees, the Shareholder
                    shall retain all obligations and liabilities relating to or arising under its employee benefit arrangements which are attributable to claims incurred or benefits accrued or otherwise payable on or prior to the Closing Date. The liabilities retained by the Shareholder under this subsection include, but are not limited to (i) in the case of medical or dental plans, liabilities incurred with respect to services performed for Acquired Employees or their dependents on or prior to the Closing Date, (ii) in the case of life insurance plans, liabilities payable with respect to any person who dies on or prior to the Closing Date, (iii) in the case of workers compensation, liabilities relating to claims asserted on or prior to the Closing Date, and (iv) in the case of an Acquired Employee who, on the Closing Date, is absent by reason of short term disability and after the Closing Date becomes eligible for long term disability benefits, liabilities under the long term disability plan of the Shareholder, and liabilities under other employee benefit arrangements attributable to claims incurred or benefits accrued after such Acquired Employee has become eligible for such long term disability benefits.

                         (C) The Buyer shall be  responsible  for all claims for
                    severance benefits or wrongful termination claims made by Acquired Employees who are discharged by the Buyer, the Company or any of its Subsidiaries after the Closing Date. In addition, the Shareholder shall have no obligations with respect to any acts or omissions of the Buyer, the Company or any Subsidiary (and their respective officers, agents and employees) relating to Acquired Employees which occur after the Closing Date.

          (e) Employee Bonuses. In addition to the obligations of the Shareholder set forth in Section 8(e) and the obligations of the Buyer set forth in Section 9(d)(iii), on or prior to the Closing Date, the Shareholder shall cause the Company to pay an aggregate of $150,000 to the employees of the Company and its Subsidiaries designated by the President and Chief Executive Officer of the Company in such amounts as such officer shall determine.

     8. Covenants of the Shareholder. The Shareholder covenants and agrees with the Buyer as follows:

          (a) Compliance with HSR Act; Approvals, Consents and Other Matters. The Shareholder will use all reasonable efforts necessary on the part of the Shareholder to (i) file as promptly as possible and in any event within five days after the date of this Agreement with the Department of Justice and the Federal Trade Commission any premerger notification required of it under the HSR Act, (ii) respond promptly to any inquiries from the Department of Justice or the Federal Trade Commission in connection with the transactions contemplated hereby and (iii) obtain the earliest possible termination or waiver of any applicable HSR Act waiting period. The Shareholder, its subsidiaries and affiliates, including, without limitation, the Company and its Subsidiaries, will take all necessary action and use their best efforts to obtain any approvals of regulatory authorities, consents and other approvals required to carry out the transactions contemplated by this Agreement, and will cooperate with the Buyer to obtain all such approvals and consents. The Shareholder will use its best efforts to satisfy at or before the Time of Closing each of the other conditions set forth in Section 11 hereof.

          (b) Confidentiality. The Shareholder will hold in strict confidence, and will cause the Company and each of its Subsidiaries to hold in strict confidence, all documents and information concerning the Buyer furnished to the Shareholder, the Company, any of its Subsidiaries and their respective representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law, and except to its accountants, attorneys and personnel in connection with this Agreement, with the same undertaking from such accountants, attorneys and personnel. Regardless of whether the transactions contemplated by this Agreement shall be consummated, such confidence shall be maintained and such information shall not be used in competition with the Buyer and all such documents shall immediately after the Closing or the termination of this Agreement, as the case may be, be returned to the Buyer. Notwithstanding the foregoing, such information shall not be considered confidential if it (i) was already in the Shareholder's, Company's or Subsidiary's possession, (ii) is or becomes generally available to the public other than as a result of disclosure by the Shareholder, the Company, any Subsidiary or their respective representatives, (iii) becomes available to any of the Shareholder, the Company, Subsidiary or respective representatives on a non-confidential basis from a source other than the Buyer, provided such source is not and was not bound by a confidentiality agreement with the Buyer, or (iv) is independently developed by the Shareholder or the Company through persons who have not had, directly or indirectly, access to any non-public information.

          (c) Transactions Relating to Company or Shares. From and after the date hereof until the Time of Closing, the Shareholder, its affiliates and subsidiaries shall not, directly or indirectly, through any director, officer, employee, agent, representative or otherwise (i) solicit, initiate, encourage and approve, or discuss, participate in negotiations or discussions or provide any information about the Company or any of its Subsidiaries with respect to any inquiries or proposals for, a merger or other business combination involving the Company or any of its Subsidiaries or for the acquisition of a substantial equity interest in, or a
     substantial   portion  of  the  assets,  of  the  Company  or  any  of  its
     Subsidiaries (any of the foregoing being herein called an "Acquisition Proposal"), or (ii) agree or agree in principle to any Acquisition Proposal. The Shareholder shall advise the Buyer of the receipt of any unsolicited Acquisition Proposal and the details thereof within 24 hours of the receipt thereof. From and after the date hereof until the Time of Closing, the Shareholder will not enter into (directly or indirectly) any discussions, negotiations or agreements to, sell, transfer, pledge, encumber or otherwise dispose of any of the Shares, except pursuant to this Agreement, or to restrict in any way the ability of the Shareholder to sell the Shares to the Buyer on the Closing Date.

          (d) Release of Information. Neither the Shareholder nor the Company and its Subsidiaries will release any information to the public concerning this Agreement or the transactions contemplated herein without the prior written consent of the Buyer; provided, however, that nothing contained herein shall prevent the Shareholder, the Company or any of its Subsidiaries from disclosing any information required to be disclosed in accordance with any law, regulation or order of a court or regulatory agency of competent jurisdiction, or any rule of the NASD, provided that the Shareholder agrees to provide the Buyer with prompt written notice of the Shareholder's, the Company's or any Subsidiaries' intention to make such a disclosure.

          (e) Executive Bonuses. In addition to the obligations of the Shareholder set forth in Section 7(e) and the obligations of the Buyer set forth in Section 9(d)(iii), on or prior to the Closing Date, the Shareholder shall pay, or cause the Company to pay, an aggregate of $100,000 to a group of individual executive employees of the Company and its Subsidiaries designated by the Shareholder in such amounts and to such persons as the Shareholder shall determine.

          (f)  Business Practices.

               (i) Research Reports. The Shareholder agrees, from the date hereof through a period ending 90 days following the Closing Date, to continue the Shareholder's or its subsidiaries' or affiliates' practice of distributing all Research Reports (as hereinafter defined) to the Company, in the same manner and on the same terms as the Shareholder, its subsidiaries and affiliates currently distribute such Research Reports to the Company. "Research Reports" shall mean all research data and reports created or prepared by the Shareholder or any of its subsidiaries or affiliates, in connection with the sale, distribution and marketing of financial services products, brokerage services and/or the competitive equivalents thereof, including, without limitation, stocks, bonds, mutual funds, margin contracts, insurance products, limited partnership interests or securities, in the ordinary course of business.

               (ii) Prime Portfolio. The Shareholder agrees to execute, or cause its subsidiary, as appropriate, to execute, agreements, mutually satisfactory to the Shareholder, the Company and the Buyer, with respect to the Prime Portfolio services and fee arrangements currently in effect between a subsidiary of the Shareholder and the Company.

               (iii) Inter-company agreements. Subject to the provisions of Sections 8(f)(i) and (ii) and any other written agreements mutually satisfactory to the Shareholder, the Company and the Buyer, on or prior to the Closing Date, the Shareholder agrees to terminate, and cause its subsidiaries, if appropriate, to terminate the agreements between the Shareholder, its subsidiaries and the Company set forth in
          Schedule 4(p)(IV) hereto.

     9. Covenants of the Buyer. The Buyer covenants and agrees with the Shareholder as follows:

          (a) Confidentiality. The Buyer will hold in strict confidence all documents and information concerning the Shareholder, the Company or any of its Subsidiaries furnished to the Buyer and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law, and except to its accountants, attorneys and personnel in connection with this Agreement, with the same undertaking from such accountants, attorneys and personnel. In the event of termination of this Agreement, such confidence shall be maintained and such information shall not be used in competition with the Shareholder, the Company or any of its Subsidiaries and all such documents shall immediately be returned to the Shareholder. Notwithstanding the foregoing, such information shall not be considered confidential if it (i) was already in the Buyer's possession,
     (ii) is or becomes generally available to the public other than as a result of disclosure by the Buyer or its representatives, (iii) becomes available to any of the Buyer or its representatives on a non-confidential basis from a source other than the Shareholder, the Company or any of its Subsidiaries, provided that such source is not and was not bound by a confidentiality agreement with the Shareholder, the Company or any of its Subsidiaries, or (iv) is independently developed by the Buyer through persons who have not had, directly or indirectly, access to any non-public information.

          (b) Compliance with HSR Act; Approvals, Consents and Other Matters. The Buyer will use all reasonable efforts to (i) file as promptly as possible and in any event within five days after the date of this Agreement with the Department of Justice and the Federal Trade Commission any premerger notification required of it under the HSR Act, (ii) respond promptly to any inquiries from the Department of Justice or the Federal Trade Commission in connection with the transactions contemplated hereby, and (iii) obtain the earliest possible termination or waiver of any applicable HSR Act waiting period. The Buyer will take all necessary action and use its best efforts to obtain any approvals of regulatory authorities, consents and other approvals required to carry out the transactions contemplated by this Agreement, and will cooperate with the Shareholder to obtain all such approvals and consents. The Buyer will use its best efforts to satisfy at or before the Time of Closing each of the conditions set forth in Section 10 hereof.

          (c) Release of Information. The Buyer will not release information to the public concerning this Agreement or the transactions contemplated herein without the prior written consent of the Shareholder; provided, however, that nothing contained herein shall prevent the Buyer from disclosing any information required to be disclosed in accordance with any law, regulation or order of a court or regulatory agency of competent jurisdiction, or any rule of the New York Stock Exchange, provided that the Buyer agrees to provide the Shareholder with prompt written notice of the Buyer's intention to make such a disclosure.

          (d) Employee Benefit Matters.Toc367519863_Toc368108266(d)

               (i) Employee Benefits. With respect to individuals who, as of the Closing Date, are employed by the Company or its Subsidiaries ("Acquired Employees"), the Buyer shall cause the Company and each of its Subsidiaries to continue the employment of each such Acquired Employee on the Closing Date, provided that nothing stated herein shall limit the right of the Buyer, the Company or its Subsidiaries to terminate the employment of any Acquired Employee following the Closing Date or to reduce or otherwise modify the position, responsibilities, compensation or benefits of any Acquired Employee at any time.

               (ii) Third Party Beneficiaries. No provision of this Section 9(d) shall create any third party beneficiary rights in any employee or former employee of the Shareholder, the Company or any of its Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Section 9(d) shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

               (iii) Executive Bonuses. In addition to the obligations of the Shareholder set forth in Sections 7(e) and 8(e), the Buyer shall (A) within three years of the Closing Date, pay an aggregate of $150,000 to a group of individual executive employees of the Company and its Subsidiaries as determined by the Buyer, and (B) consider the payment of an additional bonus in cash, options or other property (in an amount to be determined by the Buyer) to a group of individual executive employees of the Company and its Subsidiaries in consideration of their continuation in employment to a date or dates subsequent to the Closing Date established by the Buyer.

     10. Conditions Precedent to Obligations of the Shareholder. The obligations of the Shareholder to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Time of Closing shall be subject to the satisfaction at or before the Time of Closing of the following conditions, any one or more of which may be waived by the
Shareholder:

          (a) Representations and Warranties of the Buyer Correct. The representations and warranties contained in Section 6 hereof shall be true and correct in all material respects as of the Time of Closing as though such representations and warranties had been made on and as of the Closing Date.

          (b) Compliance with Covenants and Conditions. The Buyer shall have performed and observed, or caused to be performed and observed in all material respects, all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Closing.

          (c) Delivery of Certificate. The Shareholder shall have received a favorable certificate, dated as of the Closing Date, signed by the President or a Vice President of the Buyer, as to the matters set forth in subsections (a) and (b) of this Section 10.

          (d) Opinion of Counsel. The Shareholder shall have received a favorable opinion of Faegre & Benson LLP, counsel to the Buyer, dated as of the Closing Date, in the form of Exhibit B hereto.

          (e) Corporate Proceedings. All corporate proceedings and related actions taken by the Buyer in connection with the transactions contemplated by this Agreement shall have been reasonably satisfactory to the Shareholder.

          (f) HSR Act; Approvals and Consents. The waiting period (and any extension thereof) under the HSR Act applicable to consummation of the transactions contemplated by this Agreement shall have expired or been terminated. The Shareholder and the Buyer shall have obtained all approvals and consents and all applicable waiting periods shall have expired which are required to carry out the transactions contemplated by this Agreement without creating any violations by the Shareholder, the Buyer, the Company or any of its Subsidiaries of any laws or any defaults by the Shareholder, the Buyer, the Company or any of its Subsidiaries (or liens on assets) under, or breaches or terminations by the Shareholder, the Buyer, the Company or any of its Subsidiaries of, or increases in the consideration payable by the Shareholder, the Buyer, the Company or any of its Subsidiaries under, any agreements, except for such approvals and consents of private persons where the failure to obtain such approvals and consents would not, in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of the Company and its Subsidiaries, taken as a whole. The Shareholder shall have also received satisfactory documentation concerning the release and/or modification of the Shareholder's guaranty of the obligations of the Company set forth in the Disclosure Schedule.

          (g) Claims and Proceedings. No person, firm, corporation or governmental agency shall have instituted (or indicated an intention to institute) an action or proceeding seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

          (h) Company NonCompetition Agreement. The Buyer and the Company shall have entered into a non-competition agreement with the Shareholder in the form of Exhibit D hereto (the "Company Non-Competition Agreement").

     11. Conditions Precedent to Obligations of the Buyer. The obligations of the Buyer to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Time of Closing shall be subject to the satisfaction at or before the Time of Closing of the following conditions, any one or more of which may be waived by the Buyer:

          (a) Representations and Warranties of the Shareholder Correct. The representations and warranties contained in Sections 4 and 5 hereof shall be true and correct in all material respects as of the Time of Closing, as though such representations and warranties had been made on and as of the Closing Date.

          (b) Compliance with Covenants and Conditions. The Shareholder shall have performed and observed, or caused to be performed or observed in all material respects, all covenants, agreements and conditions hereof to be performed or observed by the Shareholder, the Company or any of its Subsidiaries at or before the Time of Closing.

          (c) No Material Adverse Change. Since June 30, 1996, no material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole, shall have occurred.

          (d) Delivery of Certificates. The Buyer shall have received favorable certificates, dated as of the Closing Date, signed by the Chairman of the Shareholder and officers of the Company, as to the matters set forth in subsections (a), (b) and (c) of this Section 11.

          (e) Opinion of Counsel for the Shareholder. The Buyer shall have received a favorable opinion of Fredrikson & Byron, P.A., with respect to the Shareholder, the Company and each of its Subsidiaries, dated as of the Closing Date, in the form of Exhibit C hereto.

          (f) Audit Firm Report. Provided financial statements of the Company and its Subsidiaries as of September 30, 1996 are available prior to the Closing Date, Deloitte & Touche LLP shall have completed and delivered to the Company, and the Shareholder shall have caused the Company to deliver to the Buyer, a report containing reviewed financial statements as of such date in form and substance satisfactory to the Buyer.

          (g) Corporate Proceedings. All corporate proceedings and related actions taken by the Shareholder, the Company and any of its Subsidiaries in connection with the transactions contemplated by this Agreement shall have been reasonably satisfactory to counsel for the Buyer.

          (h) Resignations. All directors of the Company and each of its Subsidiaries shall have tendered to the Buyer such written resignations as requested by the Buyer, effective as of the Closing Date.

          (i) Shareholder Non-Competition Agreement. The Shareholder shall have entered into a non-competition agreement with the Buyer and the Company in the form of Exhibit E hereto (the "Shareholder Non-Competition Agreement").

          (j) Employment Arrangements. Recognizing that the continued service of Mr. Stephen H. Fischer to the Company and its Subsidiaries on and after the Closing Date may be material to the successful operation of the Company and its Subsidiaries by the Buyer, (i) the Buyer shall have determined, in its sole business judgment, based upon continuing discussions with Mr. Fischer regarding the future operations of the Company and its Subsidiaries, the integration of such business with the business of the Buyer, and the organizational structure to be established by the Buyer for the business of the Company and its Subsidiaries, that Mr. Fischer can function effectively in an executive capacity after the Closing in the continued operation of the business and the Company and its Subsidiaries as integrated with the business of the Buyer, and (ii) if the Buyer shall have made the determination referred to in the foregoing clause (i), the Buyer shall have reached agreement on terms reasonably satisfactory to the Buyer with Mr. Fisher for his continued employment by the Company.

          (k) HSR Act; Approvals and Consents. The waiting period (and any extension thereof) under the HSR Act applicable to consummation of the transactions contemplated by this Agreement shall have expired or been terminated. The Shareholder and the Buyer shall have obtained all approvals and consents and all applicable waiting periods shall have expired which are required to carry out the transactions contemplated by this Agreement without creating any violations by the Shareholder, the Buyer, the Company or any of its Subsidiaries of any laws or any defaults by the Shareholder, the Buyer, the Company or any of its Subsidiaries (or liens on assets) under, or breaches or terminations by the Shareholder, the Buyer, the Company or any of its Subsidiaries of, or increases in the consideration payable by the Shareholder, the Buyer, the Company or any of its Subsidiaries under, any agreements, except for such approvals and consents of private persons where the failure to obtain such approvals and consents would not, in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of the Company and its Subsidiaries, taken as a whole.

          (l) EstoppelCertificates. The Buyer shall have received estoppel certificates, in form and substance satisfactory to the Buyer, from the landlord under the lease for each of the Leased Parcels, identifying such lease and certifying to the Buyer that such lease is in full force and effect without default on the part of the Company and any of its Subsidiaries thereunder.

          (m) Claims and Proceedings. No person, firm, corporation or governmental agency shall have instituted (or indicated an intention to institute) an action or proceeding seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

          (n) Margin Accounts. Margin accounts maintained by the Company, as specified by the Buyer, shall be closed and paid in full and the Company will have no continuing obligations with respect to such accounts.

          (o) Prime Portfolio Agreements. The Shareholder or its subsidiaries, as appropriate, and the Company shall have entered into the agreements contemplated by Section 8(f)(ii).

     12. Closing. The closing of the purchase and sale of the Shares as contemplated hereby (the "Closing") shall be held at the offices of Faegre & Benson LLP, Minneapolis, Minnesota at 9:00 a.m., Minneapolis, Minnesota time, on a date to be mutually agreed to by the Parties (the date of Closing being herein referred to as the "Closing Date" and the time of Closing on the Closing Date being herein referred to as the "Time of Closing"). Nothing contained in this Agreement shall require the Buyer to purchase less than all of the Shares. At the Closing, simultaneously:

          (a) the Shareholder shall deliver to the Buyer stock certificates in the name of the Shareholder for all of the Shares duly endorsed in blank by the Shareholder or accompanied by stock powers or other instruments of transfer duly executed in blank such that the Shares evidenced by such certificates are suitable for transfer to the Buyer;

          (b) the Buyer shall pay to the Shareholder the portion of the Purchase Price to be paid to the Shareholder in accordance with Section 3 hereof;

          (c) the Shareholder, the Buyer and the Escrow Agent shall execute and deliver the Escrow Agreement, and the portion of the Purchase Price to be escrowed shall be paid to the Escrow Agent in accordance with the terms of the Escrow Agreement;

          (d) the Shareholder shall deliver to the Company all books and records, including the stock records, of the Company and any of its Subsidiaries not already in the possession of the Company;

          (e) the Buyer, the Company and the Shareholder shall execute and deliver the Company Non-Competition Agreement;

          (f) the Buyer, the Company and the Shareholder shall execute and deliver the Shareholder Non-Competition Agreement; and

          (g) the Company, each of the Subsidiaries, the Shareholder and the Buyer shall execute and deliver, or cause to be executed and delivered, the opinions, resignations, closing certificates and other documents and consents in support of satisfaction of the conditions to closing contained herein.

     13. Termination of Agreement. This Agreement may be terminated:0829113.

          (a) by mutual consent of the Shareholder and the Buyer at any time prior to the Time of Closing;

          (b) by the Shareholder or the Buyer at any time prior to the Time of Closing, if the purchase and sale of the Shares as contemplated hereby shall not have been consummated by December 31, 1996, unless such failure of consummation shall be due to the breach by the Party seeking to terminate the covenants and agreements hereof to be performed by such Party; or

          (c) by the Shareholder or the Buyer at any time prior to the Time of Closing, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree or ruling shall have become final and nonappealable.

          The termination of this Agreement pursuant to this Section 13 shall not terminate, limit or otherwise affect the right of a Party hereto to recover damages (including, without limitation, if deemed appropriate by a court of competent jurisdiction, lost profits from failure to consummate the transaction contemplated by this Agreement) or exercise any other remedies (except specific performance of this Agreement) against a Party hereto based upon breach by such Party of any representations and warranties contained in this Agreement or any covenant or agreement of such other Party under this Agreement. The obligations of the Shareholder and the Buyer to pay expenses pursuant to Section 18 hereof, the obligations of the Shareholder and the Buyer with respect to confidentiality of information pursuant to Sections 8(b) and 9(a) hereof and the obligations of the Shareholder and the Buyer with respect to release of information pursuant to Sections 8(d) and 9(c) hereof shall survive termination of this Agreement.

     14.  Survival  of  Representations  and  Warranties.  Except  as  otherwise provided in Section 15 hereof, the representations and warranties contained herein and in any certificate delivered pursuant hereto shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

     15. Indemnification.

          (a) Tax Indemnification. The Shareholder shall indemnify the Buyer and its affiliates including the Company and its Subsidiaries, and hold them harmless from (i) all liability for Taxes (as defined in this Section 15(a)) of the Company and its Subsidiaries (including, without limitation, those entities which the Company controls as a result of an irrevocable assignment of voting rights), not otherwise specifically required to be paid by the Company and its Subsidiaries as contemplated by Section 16, for all taxable periods ending on or before the Closing Date and for the portion of the Straddle Period (as defined in this Section 15(a)) ending on the Closing Date of any taxable period that includes (but does not end on) such day (the "Pre-Closing Tax Period"), (ii) all liability (as a result of Treasury Regulation ss. 1.1502-6(a) or otherwise) for Taxes of the Shareholder or any other corporation which is or has been affiliated with the Company or any of its Subsidiaries, (iii) all liability for Taxes resulting from the Section 338(g) and 338(h)(10) elections (or any comparable elections under any state, local or foreign tax laws) contemplated by Section 16(d), (iv) all liability for Taxes resulting from intercompany transactions occurring prior to the Closing Date or as a result of the transactions contemplated by this Agreement including, without limitation, liability under Treasury Regulations ss. 1.1502-13, (v) all liability for Taxes arising from the distribution permitted by Section 7(b)(i), (vi) all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, and (vii) all liability for reasonable professional fees and expenses and any related interest and penalties attributable to any item in clause (i), (ii), (iii), (iv), (v) and (vi) above.

          The Buyer shall, and shall cause the Company and its Subsidiaries to, indemnify the Shareholder and its affiliates and hold them harmless from
     (i) all liability for Taxes of the Company for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case the Buyer's indemnity will cover only that portion of such Taxes that are not attributable to the Pre-Closing Tax Period), (ii) all liability for a breach by the Buyer of its obligations under this Agreement, and (iii) all liability for reasonable professional fees and expenses and any related interest and penalties attributable to any item in clause (i) or (ii) above.

          For purposes of this Section 15 and Section 16, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and "Straddle Period" means any taxable period that includes but does not end on the Closing Date.

          (b) Other Indemnification by Shareholder. The Shareholder shall indemnify the Buyer and its affiliates, including the Company and its Subsidiaries, and hold them harmless from any loss, liability, claim, damage or expense (including reasonable professional fees and expenses) suffered or incurred by any such indemnified party, other than any relating to Taxes, for which indemnification provisions are set forth in Section 15(a), to the extent arising from (i) any breach of any representation or warranty of the Shareholder contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant of the Shareholder contained in this Agreement, and (iii) the operations of the Company and its Subsidiaries prior to the Closing Date; provided, however, that the Shareholder shall not be obligated to indemnify the Buyer for any such loss, liability, claim, damage or expense until the Buyer has suffered or incurred in excess of $100,000 of such losses, liabilities, claims, damages or expenses (at which point the Shareholder will be obligated to indemnify the Buyer for all such losses, liabilities, claims, damages or expenses, including the first $100,000).

          (c) Other Indemnification by the Buyer. After the Closing Date, the Buyer shall, and shall cause the Company and its Subsidiaries to, indemnify the Shareholder and its affiliates against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable professional fees and expenses) suffered or incurred by any such indemnified party, other than any relating to Taxes, for which indemnification provisions are set forth in Section 15(a), to the extent arising from (i) any breach of any representation or warranty of the Buyer contained in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant of the Buyer contained in this Agreement, and (iii) the operations of the Company and its Subsidiaries after the Closing Date (other than those for which indemnification by the Shareholder is expressly provided under
     Section 15(a) or Section 15(b)).

          (d) Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage or expense for which indemnification is provided under this
     Section 15 shall be net of any amounts recovered (regardless of time) or indisputably recoverable with diligent effort by the indemnified party under insurance policies with respect to such loss, liability, claim, damage or expense and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such loss, liability, claim, damage or expense. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to use all other items of income, gain, loss, deduction or credit before using any item arising from the incurrence or payment of any indemnified loss, liability, claim, damage or expense or of any indemnity payment pursuant to this Section 15.

          (e) Termination of Indemnification. The obligations to indemnify and hold harmless a party to the indemnification provided for under this Agreement, (i) pursuant to Section 15(a), shall terminate 90 days following the expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof); and (ii) pursuant to Section 15(b) and Section 15(c) shall terminate 24 months following the Closing Date, provided that the representations and warranties of the Shareholder set forth in Section 5(a) shall not terminate, and, provided further, that any obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice pursuant to the party to be providing the indemnification.

          (f) Procedures Relating to Indemnification (Other than Under Section 15(a)). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 15(a)) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority, corporation or other entity against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing of the Third Party Claim within 20 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim; provided, however that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

          If a Third Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, which election must be made within 20 business days after the indemnifying party receives notice of the Third Party Claim from the indemnified party, the indemnifying party will not be liable to the indemnified party for legal expenses subsequently incurred by the
     indemnified   party  in  connection  with  the  defense  thereof.   If  the
     indemnifying party assumes such defense, the indemnified party shall have the right, but not the obligation, to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defenses. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third Party Claim, the Parties shall cooperate in the defense or prosecution thereof with reimbursement by the indemnifying party of out-of-pocket expenses of the indemnified party. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld. All Tax Claims (as defined in Section 15(g)) shall be governed by Section 15(g).

          (g) Procedures Relating to Indemnification of Tax Claims. If a written claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to the Buyer or one of its affiliates pursuant to Section 15(a), the Buyer shall promptly notify the Shareholder in writing of such claim (a "Tax Claim"). If notice of a Tax Claim ("Tax Notice") received by the Buyer, the Company or any of its Subsidiaries after the Closing Date is not given to the Shareholder within a sufficient period of time to allow the Shareholder to effectively contest such Tax Claim (provided, that in no event will such period be less than 20 business days), the Shareholder shall not be liable to the Buyer or any of its affiliates to the extent that the Shareholder's position is actually prejudiced as a result thereof.

          With respect to any Tax Claim (except to the extent it relates to Taxes of the Company and its Subsidiaries for a Straddle Period), the Shareholder shall control all proceedings taken in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner, provided that the Shareholder shall take no position that would adversely affect the Company and its Subsidiaries after the Closing Date. The Shareholder and the Buyer shall jointly control all proceedings taken in connection with any Tax Claim to the extent it relates to Taxes of the Company and its Subsidiaries for a Straddle Period. The Buyer, the Company and its Subsidiaries and each of their respective affiliates shall cooperate with the Shareholder in contesting any Tax Claim at the expense of the Shareholder, which cooperation shall include, without limitation, the retention and (upon the Shareholder's request) the provision to the Shareholder of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          In no case shall the Buyer or the Company settle or otherwise compromise any Tax Claim without the Shareholder's prior written consent, which consent shall not be unreasonably withheld.

     16. Tax Matters.

          (a) Tax Sharing Agreements. For Tax returns of the Company and its Subsidiaries attributable to calendar year 1995 and so much of calendar year 1996 as is includible in the consolidated Tax return of the Shareholder or for the portion of the Straddle Period ending on the Closing Date, the consolidated or combined Tax for federal, state, local or foreign Taxes relating to operating income and not to the extraordinary transactions contemplated by this Agreement shall be allocated to the Company and its Subsidiaries consistent with past practices. Notwithstanding the foregoing, in no event will the Tax so allocated exceed the amount of Tax computed as if the Company and its Subsidiaries filed their income Tax returns as a separate affiliated or combined group of which the Company was the common parent corporation for purposes of Section 1504(a) of the Code or comparable state or local statute. Any amounts so allocable to the Company and its Subsidiaries in excess of related payments made by the Company and its Subsidiaries to the Shareholder or any affiliate of the Shareholder prior to the Closing shall be paid to the Shareholder within 60 business days of the filing of the returns to which the Tax allocation has been provided to the Buyer. To the extent that Tax related payments made by the Company and its Subsidiaries to the Shareholder prior to the Closing exceed the amount of Tax properly allocable to the Company and its Subsidiaries, such excess shall be refunded within 60 business days of the filing of the related income Tax return. Advance payments of estimated Tax installments, if any, made prior to the Closing shall be estimated consistent with past business practice. Any tax sharing agreement between the Shareholder and any of the Company and its Subsidiaries, other than the foregoing, shall be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

          (b) Returns for Periods Through the Closing Date. The Shareholder shall include the income of the Company and its Subsidiaries (including any deferred income triggered into income by Reg. ss. 1.1502-13 and Reg. ss. 1.1502-13T and any excess loss accounts taken into income under Reg. ss. 1.1502-19) on the Shareholder's consolidated federal income Tax returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. The Company and its Subsidiaries shall furnish Tax information to the Shareholder for inclusion in the Shareholder's federal consolidated income Tax return for the period which includes the Closing Date in accordance with the Company's past custom and practice. The Shareholder shall allow the Buyer an opportunity to review and comment upon such Tax returns (including any amended returns) to the extent that they relate to the Company and its Subsidiaries. The Shareholder shall take no position on such returns that relate to the Company and its Subsidiaries that would adversely affect the Company and its Subsidiaries. The income of the Company and its Subsidiaries shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by a method that reasonably allocates the income of the Company and its Subsidiaries before and after the Closing Date.

          (c) Audits and Notices of Deficiencies. The Shareholder shall allow the Company and its Subsidiaries to participate at its own expense in any audits or notices of deficiencies of the Shareholder's consolidated federal income Tax returns to the extent that such returns relate to the Company and its Subsidiaries. The Shareholder shall not settle any such audit or notice in a manner which would adversely affect the Company and its Subsidiaries after the Closing Date without the prior written consent of the Buyer, which consent shall not unreasonably be withheld.

          (d) Section 338(h)(10) Election. The Shareholder and the Buyer shall join in making a timely, effective and irrevocable election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares. The Shareholder and the Buyer shall jointly prepare the Section 338 Forms (as defined in this
     Section 16(d)) to the extent such preparation has not been completed prior to the Closing and shall timely make any required filings and take any and all other actions necessary to effect the Section 338(h)(10) Election. The Shareholder shall include in its consolidated federal income tax return for its taxable period which includes the Closing Date any Section 338 Forms that are required to be so included on account of the Section 338(h)(10) Election. The Shareholder and the Buyer shall cooperate fully, and in good faith, with each other in making the Section 338(h)(10) Election and in allocating the Purchase Price among the Company and its Subsidiaries assets in accordance with Section 338 of the Code and Schedule 16(e). The Shareholder and the Buyer agree that the allocation set forth in Schedule 16(e) represents a good faith determination of such allocation, and the Parties shall report, act and file in all respects and for all purposes consistent with such determination. "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to the Internal Revenue Service by a selling consolidated return group or a purchasing corporation in connection with a Section 338(h)(10) Election, including without limitation IRS Form 8023-A (together with any schedules or attachments thereto) and any other forms that are required pursuant to Treasury Regulations Section 1.338(h)(10)-1 or any other Treasury Regulations promulgated under Section 338(h)(10)(C) of the Code and any analogous forms that are required to be filed for state or local tax purposes.

          (e) Allocation of Purchase Price. Except as otherwise required by law, the Parties shall follow and use the final allocation of the Purchase Price (including the amount allocated to the Shareholder Non-Competition Agreement) as of the Closing Date balance sheet determined in a manner consistent with a tentative allocation based on the June 30, 1996 balance sheet, as set forth in Schedule 16(e). Schedule 16(e) will be delivered at Closing by the Buyer. Such final allocation will be used in all Tax returns, Tax filings and other Tax reports made by them to any governmental agencies.

          (f) Distribution of Assets. The Shareholder shall take such action as is necessary to avoid recognition of income attributable to the excess of the fair market value over tax basis of Company's assets distributed to the Shareholder pursuant to Section 7(b). In the event the Shareholder is unable to avoid such income recognition, any federal, state, local or foreign tax thereon shall be the sole responsibility of the Shareholder.

          (g) Cooperation in Tax Matters. The Parties agree to cooperate with and to provide each other with all information for periods prior to or after the Closing Date that is relevant in preparing the Tax returns pertaining to the Company and its Subsidiaries. The Shareholder, on the one hand, and the Buyer, on the other, agree to furnish or cause to be furnished to each other upon request, as promptly as practicable, such information (including access to books or records and returns (or portions thereof)) pertinent to the Company and its Subsidiaries, and shall preserve all such information, records and documents in accordance with its generally applicable record retention policies.

     17. Brokers. The Parties hereto represent to each other that they have not engaged any broker or finder in connection with this Agreement and the transactions contemplated hereby, and each Party shall hold the other harmless from any claim, demand or liability for any broker's, finder's or similar fees alleged to have been incurred by such Party or any of its officers, directors or employees in connection with this Agreement or the transactions contemplated hereby. The Shareholder represents that neither the Company nor any of its Subsidiaries has engaged any broker or finder in connection with this Agreement and the transactions contemplated hereby, and the Shareholder shall hold the Buyer, the Company and its Subsidiaries harmless from any claim, demand or liability for any broker's, finder's or similar fees alleged to have been incurred by the Company, any of its Subsidiaries, or any of their officers, directors or employees in connection with this Agreement or the transactions contemplated hereby.

     18. Expenses. All expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer. All expenses incurred by the Shareholder in connection with this Agreement and the transactions contemplated hereby, including, without limitation, those incurred by the Company or its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, shall be borne by the Shareholder.

     19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, but shall not be assignable by either Party hereto without the prior written consent of the other Parties hereto, which consent will not be unreasonably withheld.

     20. Notices. Any notice or other communication provided for herein or given hereunder to either Party hereto shall be in writing and shall be deemed to be received when delivered in person or at the close of the second full business day following the day on which such notice is mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                           If to the Buyer:

                           ReliaStar Financial Corp.
                           20 Washington Avenue South
                           Minneapolis, Minnesota  55401
                           Attention:  General Counsel

                           with a copy to:

                           Faegre & Benson LLP
                           2200 Norwest Center
                           90 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attention:  Thomas G. Morgan

                           If to the Shareholder:

                           Kinnard Investments, Inc.
                           920 Second Avenue South
                           Kinnard Financial Center
                           Minneapolis, Minnesota  55402
                           Attention:  Hilding C. Nelson

                           with a copy to:

                           Fredrikson & Byron, P.A.
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, Minnesota  55402
                           Attention:  Timothy M. Heaney


or to such other address with respect to any Party as such Party shall notify the others in writing as above provided.

     21. Complete Agreement. This Agreement contains the complete agreement of the Parties hereto with respect to the transaction contemplated by this Agreement and supersedes all prior agreements and understandings between the Parties hereto with respect thereto.

     22. Supplements and Schedules. As used herein, the expression "this Agreement" means the body of this Agreement and the schedules and exhibits hereto, and the expressions "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement and such schedules and exhibits as a whole and not to any particular part or subdivision thereof.

     23. Amendments; Waivers. Except as otherwise specifically stated herein, any provision of this Agreement may be amended by, and only by, a written instrument executed by the Parties. The Shareholder may extend the time for or waive the performance of any obligation of the Buyer, waive any inaccuracies in the representations or warranties by the Buyer, or waive compliance by the Buyer with any of the terms and conditions contained in this Agreement. Any such extension or waiver shall be in writing and executed by the Shareholder. The Buyer may extend the time for or waive the performance of any obligation of the Shareholder, waive any inaccuracies in the representations or warranties by the Shareholder or waive compliance by the Shareholder with any of the terms and conditions contained in this Agreement. Any such extension or waiver shall be in writing and executed by the Buyer.

     24. GoverningLaw. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     25. Invalid Provisions. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     26. Further Assurances. From and after the Closing Date, the Shareholder shall, from time to time, at the request of the Buyer and without further consideration (but at the expense of the Buyer) do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to confirm the conveyance and transfer of the Shares to the Buyer.

     27. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not affect, limit or amplify the terms and provisions hereof.

     28.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.


         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE BUYER:                       RELIASTAR FINANCIAL CORP.


                                 By:
                                 Its:

THE SHAREHOLDER:                 KINNARD INVESTMENTS, INC.



                                 By:
                                 Its: